Exhibit 99.2

Unaudited Condensed Combined Pro Forma Financial Information

(Dollar amounts in thousands)

On September 14, 2007, a newly formed subsidiary of the Company acquired 100% of the business of Mobile Process Technology, Co., an Arkansas corporation based in Memphis, Tennessee, through the means of a merger agreement, and upon completion of the merger and acquisition, the business was renamed Basin Water-MPT, Inc. (MPT). MPT is a provider of technology and services to the water treatment and industrial process markets. This acquisition provides additional capabilities including expanded technological solutions, geographic presence and expanded customer base. The new company also provides the ability to service and treat smaller capacity water systems than the Company’s current product offering.

The aggregate purchase price was approximately $12,200, including approximately $6,900 of cash and 462,746 shares of Company common stock with a fair value of approximately $5,300. The fair value of the common stock issued was determined based on the average closing market price of the Company’s common stock over the period beginning five business days before and ending five business days after the terms of the acquisition were agreed upon and announced.

The following table presents the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. A valuation of MPT’s property and intangible assets is in the process of being developed; accordingly, the allocation of the purchase price is subject to refinement.

Current assets	$2,766
Property, plant and equipment	2,150
Intangible assets	4,300
Goodwill	6,333
Other assets	121

Total assets acquired	15,670

Current liabilities	(3,019)
Long-term debt	(265)
Other liabilities	(179)

Total liabilities assumed	(3,463)

Net assets acquired	$12,207

The net assets acquired in the table above represent cash consideration of $6,192 (net of cash acquired), $749 of cash acquired included in current assets above and common stock consideration of $5,266. The purchase price was allocated to net tangible and intangible assets acquired based on their estimated fair values, with approximately $4,300 allocated to intangible assets with a weighted-average useful life of approximately 11 years. Such intangible assets consist of a covenant not to compete in the amount of $300 (three year useful life), trade name in the amount of $200 (two year useful life), service agreements and contracts in the amount of $1,350 (six year useful life), customer relationships in the amount of $600 (15 year useful life) and patents in the amount of $1,850 (17 year useful life). The excess of the net purchase price over the estimated fair value of assets acquired was approximately $6,300, which was recorded as non-tax deductible goodwill.

Approximately $1,250 of the cash portion of the purchase price has been placed into an escrow account as a reserve for unidentified liabilities of the acquired business.

The unaudited pro forma combined statements of operations presented below reflect results of operations of the Company and MPT for the six months ended June 30, 2007 and for the year ended December 31, 2006 as if the acquisition had occurred at January 1, 2007 and 2006, respectively. The unaudited condensed balance sheet as of September 30, 2007 included in our Form 10-Q for the periods ended September 30, 2007 represents a consolidated balance sheet of both the Company and MPT.

These unaudited pro forma financial statements were prepared for illustrative purposes only and are based upon assumptions that management believes are reasonable. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or had the entities been a single entity during that period. The unaudited pro forma statements of operations are not necessarily indicative of the results that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Basin Water included in our Form 10-K for the year ended December 31, 2006 and our Forms 10-Q for the periods ended June 30, 2007 and September 30, 2007.

BASIN WATER, INC.

CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Six Months Ended June 30, 2007

(Unaudited)

(In thousands, except per share amounts)

	Basin Water Inc. Historical	Mobile Process Technology Co. Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues:
System sales	$6,128	$—	$—		$6,128
Contract revenues	1,893	3,432			5,325

Total revenues	8,021	3,432	—		11,453

Cost of revenues:
Cost of system sales	6,297				6,297
Cost of contract revenues	1,782	1,956	40	a	3,778
Depreciation expense	204	115	65	b	384

Total cost of revenues	8,283	2,071	105		10,459

Gross profit (loss)	(262)	1,361	(105)		994
Research and development expense	246	125			371
Selling, general and administrative expense	4,765	1,164	206	c	6,135

Income (loss) from operations	(5,273)	72	(311)		(5,512)
Other income (expense):
Interest expense	(99)	(34)	34	d	(99)
Interest income and other	1,426	—	(152	)e	1,274

Total other income (expense)	1,327	(34)	(118)		1,175

Income (loss) before taxes	(3,946)	38	(429)		(4,337)
Income tax benefit (provision)	—	60	(60	)f	—

Net income (loss)	$(3,946)	$98	$(489)		$(4,337)

Net loss per share:
Basic	$(0.20)		$(0.02)		$(0.22)
Diluted	$(0.20)		$(0.02)		$(0.22)
Weighted average common shares outstanding:
Basic	19,703		463	g	20,166
Diluted	19,703		463	g	20,166

BASIN WATER, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2007

(Dollar amounts in thousands)

The unaudited condensed combined pro forma statement of operations gives effect to the following pro forma adjustments:

a This adjustment reflects the amount of rental expense payable by MPT under a new building lease with the former owners of MPT.

b This adjustment reflects the increase in estimated depreciation expense due to the increase in fair value and revised estimated remaining lives of MPT property and equipment.

c This adjustment reflects the increase in estimated amortization expense arising from the increase in fair value and revised estimated remaining lives of MPT intangible assets.

d This adjustment reflects the decrease in interest expense attributable to the repayment of MPT long-term debt.

e This adjustment reflects the reduction in interest income related to the cash used to acquire MPT. The calculation is based on a weighted average annual return on investments of 5.0%.

f This adjustment reflects the reversal of income tax expense recorded by MPT, since the Company expects to incur no income tax liability for the foreseeable future.

g This represents the number of shares issued to the former owners of MPT as part of the purchase transaction.

BASIN WATER, INC.

CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2006

(Unaudited)

(In thousands, except per share amounts)

	Basin Water Inc. Historical	Mobile Process Technology Co. Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues:
System sales	$13,861	$—	$—		$13,861
Contract revenues	3,253	5,038			8,291

Total revenues	17,114	5,038	—		22,152

Cost of revenues:
Cost of system sales	12,161				12,161
Cost of contract revenues	7,522	2,567	80	a	10,169
Depreciation expense	423	231	128	b	782

Total cost of revenues	20,106	2,798	208		23,112

Gross profit (loss)	(2,992)	2,240	(208)		(960)
Research and development expense	634	260			894
Selling, general and administrative expense	6,827	2,146	540	c	9,513

Loss from operations	(10,453)	(166)	(748)		(11,367)
Other income (expense):
Interest expense	(2,781)	(36)	36	d	(2,781)
Interest income and other	2,067	97	(304	)e	1,860

Total other income (expense)	(714)	61	(268)		(921)

Loss before taxes	(11,167)	(105)	(1,016)		(12,288)
Income tax benefit (provision)	—	(89)	89	f	—

Net loss	$(11,167)	$(194)	$(927)		$(12,288)

Net loss per share:
Basic	$(0.70)		$(0.04)		$(0.74)
Diluted	$(0.70)		$(0.04)		$(0.74)
Weighted average common shares outstanding:
Basic	16,048		463	g	16,511
Diluted	16,048		463	g	16,511

BASIN WATER, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(Dollar amounts in thousands)

The unaudited condensed combined pro forma statement of operations gives effect to the following pro forma adjustments:

a This adjustment reflects the amount of annual rental expense payable by MPT under a new building lease with the former owners of MPT.

b This adjustment reflects the increase in estimated annual depreciation expense due to the increase in fair value and revised estimated remaining lives of MPT property and equipment.

c This adjustment reflects the increase in estimated annual amortization expense arising from the increase in fair value and revised estimated remaining lives of MPT intangible assets.

d This adjustment reflects the decrease in interest expense attributable to the repayment of MPT long-term debt.

e This adjustment reflects the reduction in interest income related to the cash used to acquire MPT. The calculation is based on a weighted average annual return on investments of 5.0%.

f This adjustment reflects the reversal of income tax expense recorded by MPT, since the Company expects to incur no income tax liability for the foreseeable future.

g This represents the number of shares issued to the former owners of MPT as part of the purchase transaction.